UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2901

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective April 9, 2013, the Audit Committee of the Board of Directors of Tile Shop Holdings, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, and engaged Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm effective immediately.

Deloitte’s audit reports on the consolidated financial statements of the Company and subsidiaries as of December 31, 2011 and 2012 and for each of the years in the two year period ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2011 and 2012 and the subsequent interim period through April 9, 2013 there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended December 31, 2011 and December 31, 2012 and the subsequent interim period through April 9, 2013 there were no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v), other than:

On Form 10-K for the fiscal year ended December 31, 2011, the Company reported the existence of a material weakness in its internal control over financial reporting relating to deficiencies in the financial statement close process. Specifically, the Company lacked sufficient personnel with requisite competencies within its finance function for a company of its size and complexity and did not maintain financial close processes, procedures, and reporting systems that were adequately designed to support the accurate and timely reporting of its financial results. The Company reported the remediation of this material weakness in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

On a Form 8-K dated February 18, 2013, the Company reported that its previously-issued financial statements for the three and nine months ended September 30, 2012 contained a misstatement relating to its accounting for outstanding common stock purchase warrants, and on a Form 10-Q/A filed March 18, 2013 restated such financial statements. As a result of the restatement, on Form 10-K for the fiscal year ended December 31, 2012 the Company reported the existence of a material weakness in its internal control over financial reporting relating to its identification and analysis of the complex accounting and financial reporting attributes associated with certain non-routine transactions such as the Company’s common stock purchase warrant agreements, including not utilizing qualified external experts to supplement internal resources. The Company plans to implement additional procedures to remediate this material weakness.

Deloitte was provided a copy of the above disclosures and has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from Deloitte, dated April 15, 2013, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2011 and December 31, 2012 and the subsequent interim period through April 9, 2013, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	16.1	Letter from Deloitte & Touche LLP regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 15, 2013.

TILE SHOP HOLDINGS, INC.

By:	/s/ TIMOTHY C. CLAYTON
Name: Title:	Timothy C. Clayton Chief Financial Officer

Exhibit Index

16.1	Letter from Deloitte & Touche LLP regarding change in independent registered public accounting firm.